Exhibit 4.29

| UỶ BAN NHÂN DÂN TỈNH QUẢNG NAM | CỘNG HOÀ XÃ HỘI CHỦ NGHĨA VIỆT NAM Độc lập - Tự do - Hạnh phúc |
|---|---|

# GIẤY CHỨNG NHẬN ĐẦU TƯ
**Số: 331022000008**

Chứng nhận đăng ký lại: ngày 27 tháng 6 năm 2008

Căn cứ Luật Tổ chức Hội đồng nhân dân và Uỷ ban nhân dân ngày 26/11/2003;

Căn cứ Luật Đầu tư số 59/2005/QH11 ngày 29/11/2005;

Căn cứ Luật Doanh nghiệp số 60/2005/QH11 ngày 29/11/2005;

Căn cứ Nghị định số 108/2006/NĐ-CP ngày 22/9/2006 của Chính phủ Quy định chi tiết và hướng dẫn thi hành một số điều của Luật Đầu tư;

Căn cứ Nghị định số 88/2006/NĐ-CP ngày 29/8/2006 của Chính phủ về đăng ký kinh doanh;

Căn cứ Nghị định số 101/2006/NĐ-CP ngày 21/9/2006 của Chính phủ quy định việc đăng ký lại, chuyển đổi và đăng ký đổi Giấy chứng nhận đầu tư của các doanh nghiệp có vốn đầu tư nước ngoài theo quy định của Luật Doanh nghiệp và Luật Đầu tư;

Theo đề nghị của Sở Kế hoạch và Đầu tư tại Tờ trình số 148/TTr-SKHĐT ngày 24/6/2008,

## UỶ BAN NHÂN DÂN TỈNH QUẢNG NAM

**Chứng nhận:** Công ty Khai thác Vàng Bồng Miêu
Giấy phép đầu tư số 140/GP ngày 05/3/1991, Giấy phép điều chỉnh số 140/ĐCGP1 ngày 29/11/1993 của Uỷ ban Nhà nước về Hợp tác và Đầu tư; Giấy phép điều chỉnh số 140/GPĐC2 ngày 09/6/2005 của Bộ Kế hoạch và Đầu tư.

**Đăng ký lại doanh nghiệp và thực hiện dự án đầu tư với nội dung sau:**

**Điều 1. Nội dung đăng ký kinh doanh:**
1.Tên doanh nghiệp bằng tiếng Việt: **CÔNG TY TNHH KHAI THÁC VÀNG BỒNG MIÊU**
Tên viết tắt: **BOGOMIN**
2. Loại hình doanh nghiệp: Công ty TNHH 2 thành viên trở lên
3. Địa chỉ trụ sở chính: xã Tam Lãnh, huyện Phú Ninh, tỉnh Quảng Nam
Văn phòng giao dịch: 644-646 Ngô Quyền, thành phố Đà Nẵng
4. Ngành, nghề kinh doanh:
Thăm dò, khai thác, chế biến quặng vàng và các khoáng sản đi kèm.
5. Vốn điều lệ của doanh nghiệp: 3.000.000 USD (Ba triệu đô la Mỹ)
7. Người đại diện theo pháp luật của doanh nghiệp:
- Ông Nguyễn Ngọc Quỳnh

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- Ngày sinh: 03/8/1946 - Quốc tịch: Việt Nam
- Số CMND: 010790380, ngày cấp: 01/10/2007, nơi cấp: Công an Hà Nội
- Chức danh: Tổng Giám đốc
- Nơi đăng ký hộ khẩu thường trú: 103 Nguyễn Trường Tộ, Quận Ba Đình, Hà Nội.
- Địa chỉ tạm trú hiện nay: K30/16 đường Trần Phú, thành phố Đà Nẵng

**II. Nội dung dự án đầu tư:**

**1. Tên dự án đầu tư : DỰ ÁN VÀNG BỒNG MIÊU**

**2. Mục tiêu và quy mô của dự án:**

+ **Mục tiêu:** thăm dò, khai thác, chế biến vàng và các khoáng sản khác đi kèm, bao gồm chủ yếu các hoạt động cụ thể như sau:

(a) Triển khai dự án vàng Bồng Miêu theo Hợp đồng liên doanh, nghiên cứu khả thi và kế hoạch kinh doanh của dự án được Hội đồng thành viên phê duyệt theo từng thời điểm;

(b) Kinh doanh các sản phẩm thu được hoặc hình thành từ dự án; và

(c) Triển khai hoạt động thăm dò, các hoạt động phụ và liên quan đến các hoạt động nêu trên tuân thủ theo qui định của pháp luật Việt Nam

+ Quy mô: Công suất thiết kế khai thác và chế biến của dự án là 180.000 tấn quặng/năm (hàm lượng vàng trung bình là 2,8 gram/tấn quặng)

**3. Địa điểm thực hiện dự án:**

- Địa điểm trụ sở chính: Xã Tam Lãnh, huyện Phú Ninh, tỉnh Quảng Nam
- Diện tích của khu vực dự án: diện tích đã được cấp quyền sử dụng đất là 365 ha, bao gồm:
  + Diện tích khai thác mỏ: 330 ha
  + Diện tích đổ thải: 28 ha
  + Diện tích xây dựng cơ bản: 7 ha.

**4. Tổng vốn đầu tư:** 40.000.000 USD (Bốn mươi triệu đô la Mỹ)
Trong đó: vốn góp để thực hiện dự án: 3.000.000 USD
Các thành viên đóng góp như sau:

+ Công ty TNHH Bong Mieu Holdings: 2.400.000 USD (Hai triệu bốn trăm ngàn đô la Mỹ) chiếm 80% vốn điều lệ công ty.

+ Công ty cổ phần phát triển khoáng sản: 300.000 USD (Ba trăm ngàn đô la Mỹ) chiếm 10% vốn điều lệ công ty.

+ Công ty cổ phần kỹ nghệ khoáng sản Quảng Nam: 300.000 USD (Ba trăm ngàn đô la Mỹ) chiếm 10% vốn điều lệ công ty.

+ Phần vốn còn lại công ty vay từ các ngân hàng thương mại hoặc huy động từ các nguồn vốn hợp pháp khác.

**5. Thời hạn hoạt động của dự án:** 25 (Hai mươi lăm) năm, kể từ ngày 05/3/1991.

**6. Tiến độ thực hiện dự án:** Dự án đang thực hiện

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7. Các ưu đãi đối với dự án:

- Sản phẩm của Công ty được phép xuất khẩu và tiêu thụ tại thị trường Việt Nam theo quy định của pháp luật Việt Nam.

- Thuế tài nguyên: 3% (ba phần trăm) giá trị sản phẩm khai thác theo thời giá khi kết thúc luyện thô tại Việt Nam.

- Thuế thu nhập doanh nghiệp cho 5 (năm) năm đầu bắt đầu từ khi kinh doanh có lãi bằng 18% lợi nhuận thu được. Mức thuế thu nhập doanh nghiệp của các năm tiếp theo sẽ được điều chỉnh trên cơ sở thực tế đạt được trong 5 (năm) năm đầu, bảo đảm lợi nhuận thoả đáng cho các bên tham gia liên doanh và lợi ích của Nhà nước Việt Nam và không vượt quá 25% lợi nhuận thu được trong trường hợp thuận lợi.

- Công ty được miễn thuế thu nhập doanh nghiệp 2 (hai) năm đầu kể từ khi kinh doanh có lãi.

- Công ty được miễn thuế nhập khẩu đối với toàn bộ máy móc, thiết bị, vật tư và phụ tùng thay thế nhập khẩu bằng vốn đầu tư của công ty để tạo tài sản cố định và vật tư nguyên liệu tương ứng với số sản phẩm xuất khẩu.

- Các loại thuế khác, doanh nghiệp thực hiện theo quy định hiện hành của pháp luật Việt Nam tại thời điểm nộp thuế hàng năm.

Công ty TNHH khai thác Vàng Bồng Miêu phải chấp hành đúng các quy định của pháp luật Việt Nam về chế độ báo cáo kế toán, thống kê, về thuế, thực hiện đầy đủ các quy định của Nhà nước Việt Nam về hoạt động kinh doanh, về bảo vệ môi trường, xử lý chất thải, nước thải, phòng chống cháy nổ; đảm bảo an ninh trật tự, an toàn lao động; chấp hành các quy định của chính quyền địa phương.

Điều 3. Giấy chứng nhận đầu tư được lập thành 03 (ba) bản gốc, 01 bản cấp cho Công ty TNHH khai thác Vàng Bồng Miêu, 01 bản lưu tại UBND tỉnh Quảng Nam, 01 bản gửi Sở Kế hoạch và Đầu tư Quảng Nam.

Giấy chứng nhận đầu tư này thay thế cho Giấy phép đầu tư số 140/GP ngày 05/3/1991, Giấy phép điều chỉnh số 140/ĐCGP1 ngày 29/11/1993 của Uỷ ban Nhà nước về Hợp tác và Đầu tư; 140/GPĐC2 ngày 09/6/2005 của Bộ Kế hoạch và Đầu tư.

Sao gửi: Bộ Kế hoạch và Đầu tư, Sở Tài Nguyên và Môi trường, Cục Thuế, Công an tỉnh Quảng Nam.

TM. UỶ BAN NHÂN DÂN
KT. CHỦ TỊCH
PHÓ CHỦ TỊCH

Lê Minh Ánh

Nơi nhận:
- Như điều 3;
- Lưu VT, KTTH.

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QUANG NAM PEOPLE’S	SOCIALIST REPUBLIC OF VIET NAM
COMMITTEE	Independence - Freedom - Happiness

INVESTMENT CERTIFICATE

No: 331022000008

Re-registration certificate dated 27 June 2008

Pursuant to the Law of the Organization the People’s Council and People’s Committee dated 26 November 2003;
Pursuant to the Investment Law no. 59/2005/QH11 dated 29 November 2005; Pursuant to the Enterprise Law no.60/2005/QH11 dated 29 November 2005;
Pursuant to the Decree no.108/2006/ND-CP dated 22 September 2006 issued by the Government providing detailed stipulations and implementation guidelines for a number of the Investment Law;
Pursuant to the Decree no.88/2006/ND – CP dated 29 August 2006 by the Government on business registration;
Pursuant to the Decree no. 101/2006/ND – CP dated 21 September 2006 by the Government on re-registration, transformation and registration for new investment certificates of foreign-invested enterprises under the provisions of the Enterprise Law and Investment Law;
According to the request of the Department of Planning and Investment in the Statement no. 148/TTr – SKHDT dated 24 June 2008;

QUANG NAM PEOPLE’S COMMITTEE

Hereby certifies: Bong Mieu Gold Mining Company
Investment licence No.140/GP dated 05 March 1991; Amended Investment licence No. 140/DCGP1 dated 29 November 1993 by the State Committee for Co-operation and Investment (SCCI); Amended Investment licence No. 140/DCGP2 dated 09 June 2005 by the Ministry of Planning and Investment.

To re-register the enterprise and implement the investment project with the following content:

Article 1: Content of business registration

1.	Name of enterprise in Vietnamese: CÔNG TY TNHH KHAI THÁC VÀNG BONG MIÊU
2.	Name of enterprise in English: BONG MIEU GOLD MINING COMPANY LIMITED
In abbreviation: BOGOMIN
3.	Type of enterprise: Limited liability company with two or more members

4.	Head office address: Tam Lanh commune, Phu Ninh district, Quang Nam province Representative office: 644-646 Ngo Quyen, Danang city
5.	Business line:
Exploring, exploiting, processing gold-ore and associated minerals.
6.	Charter capital: USD 3,000,000 ( three million United States Dollars)
7.	Legal Representative: MR. NGUYEN NGOC QUYNH
•	Date of birth : 03 August 1946
•	Nationality : Vietnam
•	ID card No. : 010790380
•	Date of issue : 01 October 2007
•	Place of issue : Ha Noi Police
•	Position : General Director
•	Permanent address : 103 Nguyen Truong To, Ba Dinh district, Ha Noi
•	Current address : K30/16 Tran Phu, Da Nang city

Article 2: Investment project

1.	Name of the investment project : BONG MIEU GOLD PROJECT
2.	Objectives and scale of the project :
Objectives	:
The Company principally operates in the business of gold mining, Exploration Activities and other activities as follows:
a. To carry out Bong Mieu Gold Mining Project in accordance with the Joint Venture Agreement, Feasibility Study and business plan of the Project approved and adjusted by the Members or Members’ Council from time to time;
b. To carry on business in all products extracted or derived from the Project;
c. To carry out Exploration Activities, all other activities in accordance with the laws of Vietnam which are, or may be, incidental or ancillary to the activities set out

Scale	:	The capacity of the project is 180,000 tons of ore/year (average gold content is 2.8 grams/ton of ore)
3. Location of project	:
Plant is located at Bong Mieu gold mine,Tam Lanh commune, Phu Ninh district, Quang Nam province
Area under the project: 365 ha, including:
+ Area for mining: 330 ha
+ Area for waste dumping: 28 ha
+ Area for capital construction: 7 ha.

4. Investment capital
USD 40,000,000 (Forty million United States Dollars)
In which, contributed capital to implement the project is USD 3,000,000
Investors’ contribution as follows:
+ Bong Mieu Holdings Company Ltd: USD 2,400,000 (Two million four hundred thousand United States Dollars), representing 80 percent of the Charter Capital of the Company
+ Mineral Development Joint Stock Company: USD 300,000 (Three hundred thousand United States Dollars), representing 10 percent of the Charter Capital of the Company
+ Quang Nam Mineral Industry Corporation: USD 300,000 (Three hundred thousand United States Dollars), representing 10 percent of the Charter Capital of the Company
+ The rest of the capital is borrowed from by the company commercial banks or mobilized from other legal sources of capital

5. Operational term	:	25 (twenty five) years as from 05 March 1991
6. Project implementation schedule	:	In progress
7. Investment incentives	:
- The product of the Company is allowed to be exported from and sold in Vietnam market in accordance with the laws of Vietnam
- Royalty: 3% (Three percent) of the product value at the market price when finishing primary refining in Viet Nam.
- Business Income Tax: 18% (eighteen percent) of profit for the first 5 (five) years of profit-making period. Annual Business Income Tax of the following years is based on actual operation condition during the first 5 (five) years in order to ensure satisfactory profits of charter parties, benefits of the Government and not to exceed over 25 % of profit in favorable conditions.
- The Company is exempted from Business Income Tax for the first 2 years of profit-making period.

- The Company is exempted from import tariff for machinery, equipment, materials, accessories as fixed assets imported by investment capital and materials correlative with export products.
- Other kinds of tax in accordance with the law at the moment of tax payment.

Bong Mieu Gold Mining Company Ltd is responsible for executing regulations of the laws of Vietnam on accounting system, statistics, tax, fully implementing the stipulations of the Vietnam Government  on business activities, environmental protection, waste treatment, fire fighting; ensuring public order, industrial safety; executing regulations of local authorities.

Article 3: The Investment Certificate shall be made into 03 (three) original copies, of which 01 (one) copy shall be granted to BONG MIEU GOLD MINING COMPANY LIMITED, 01 (one) copy shall be filed at QUANG NAM PEOPLE’S COMMITTEE and the other shall be sent to Quang Nam Department of Planning and Investment. This Investment Certificate shall replace the Investment Licence no. 140/GP dated 05 March 1991, the Adjustment Licence no. 140/DCGP1 dated 29 November 1993 of the State Committee for Co-operation and Investment; 140/GPDC2 dated 09 June 2005 of the Ministry of Planning and Investment.
A copy is sent to the Ministry of Planning and Investment, the Department of Environment and Resources, the Department of Tax, Quang Nam Police.

Distribution:	On behalf of the People’s Committee
- As above	For President
- File	Vice President
LE MINH ANH
(Signed and Sealed)